Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	January 30, 2012	Gerry Gould, VP-Investor Relations
Time	8:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 8% Revenue Growth for Third Quarter of Fiscal 2012 and $0.86 Adjusted EPS; Announces Multi-Year Contract Extensions With Key Plasma Collection Customers;
And Affirms Fiscal 2012 Guidance

Braintree, MA, January 30, 2012 - Haemonetics Corporation (NYSE: HAE) today reported third quarter 2012 GAAP net revenue of $191.2 million, up 8%, net income of $18.3 million, down 8%, and diluted earnings per share of $0.72, down 7%. Excluding restructuring and transformation costs, adjusted third quarter net income was $22.0 million, down 3%, and adjusted earnings per share were $0.86, down 2%. Excluding currency impacts, net revenue was up 7% in the quarter.1

Year to date, Haemonetics reported GAAP net revenue of $541.2 million, up 7%, net income of $49.1 million, down 17%, and diluted earnings per share of $1.90, down 18%. Excluding restructuring and transformation costs and contingent consideration income, adjusted year to date net income was $57.7 million, down 7%, and adjusted earnings per share were $2.24, down 8%. Excluding currency impacts, year to date fiscal 2012 net revenue was up 5%.1

Brian Concannon, Haemonetics' President and CEO, commented: “This marks the third quarter of solid revenue performance with Plasma growth continuing and blood management solutions gaining traction as blood collectors and hospitals continue to focus increased efforts to reduce costs under the mounting pressures of healthcare reform. Blood Center disposables grew once again and Hospital disposables improved quarter over quarter as we recover from the OrthoPAT® recall and resolve our quality issues. We expect Hospital disposables to return to growth in Q4.”

STRATEGIC AND PRODUCT GROWTH HIGHLIGHTS

Haemonetics continues to make progress expanding its business. The Company reported the following third quarter fiscal 2012 highlights:

•	Extension of several key plasma contracts representing 75% of our existing commercial plasma business through Q3 of fiscal 2017.

•	15% revenue growth in plasma disposables, as collection volume remains robust.

•	7% revenue growth in Blood Center disposables, as Blood Management Solutions drives revenues.

•	9% revenue growth in diagnostic disposables products, with leading US hospitals driving growth.

•	18% growth in equipment sales, giving confidence that revenue growth will continue.

•	IMPACT® accounts increased to 237 as more customers embrace the value of blood management.

•	The OrthoPAT device recall remains on track with the new device build complete and nearly 900 devices replaced to date.

Haemonetics recently signed multi-year extensions of its comprehensive equipment and disposables supply agreements with several of its major plasma collection customers. These agreements provide for continued use of Haemonetics' plasma collection devices and single-use disposable supplies to separate plasma from donor blood at plasma collection facilities. With these key contract extensions in place, 75% of Haemonetics' current commercial plasma business is under contract through Q3 of fiscal 2017 and over 90% is under contract through Q3 of fiscal 2015.

Mr. Concannon added: “These contract extensions serve as validation that our plasma collection customers are realizing economic and operational benefits from our product and service offerings. We appreciate their confidence in our ability to continue supporting their needs well into the future. With these key contract extensions in place, we and our customers can confidently plan for and accommodate the growth in demand that is expected in the plasma collection market.”

Revenue was $191.2 million in the quarter, up 8% and $541.2 million year to date, up 7%. Details of the prior year quarter and year to date period follow:

Plasma

Plasma disposables revenue was $69.0 million for the quarter, up 15%, and $196.2 million year to date, up 14%. In the quarter, momentum continued in Haemonetics' North America plasma business while revenue was flat in Japan as the amount of plasma recovered from whole blood appears to be reaching its limit. The company expects its plasma business to remain robust in Q4 fiscal 2012 and then to return to mid-single digit percentage growth in fiscal 2013 consistent with end market growth rates for plasma derived biopharmaceuticals.

Blood Center

Platelet disposables revenue was $44.4 million for the quarter, up 8% and $123.9 million year to date, up 6%. Platelet revenue continues to benefit from strong sales in emerging markets.

Red cell disposables revenue was $12.2 million for the quarter and $35.7 million year to date, both up 4%. Though the clinical demand for blood remains flat, red cell revenue grew due to increased collections on the Company's devices as the Company leveraged its IMPACT selling approach to advance Blood Management Solutions.

Hospital

Surgical disposables revenue was $17.3 million for the quarter, up 1% and $49.3 million year to date, flat with the prior year. Notably 3% growth was realized in North America, representing the second consecutive increase after eight consecutive quarters of decline, as the product launch of the Cell Saver Elite® device began to accelerate as expected. OrthoPAT® orthopedic perioperative autotransfusion system disposables revenue was $7.8 million for the quarter, down 16%, and $22.8 million year to date, down 14%, as the effects of the voluntary recall of pre-2002 devices continued to impact disposables usage by our customers. With nearly 900 devices replaced, the Company is well on its way toward its target of completing the replenishment of its OrthoPAT fleet by the end of fiscal 2012.

Diagnostics revenue was $5.7 million for the quarter, up 9%, and $17.0 million year to date, up 16%, as the company's IMPACT initiative continues to drive growth in disposables utilized in the TEG® Thrombelastograph® Hemostasis Analyzer business. TEG® equipment sales were especially strong toward the end of the quarter, a key indicator for near-term future disposables revenue growth. TEG® disposables sales increased 194% in the quarter in China. Strong equipment sales and additions to clinical resources should provide continued TEG® disposables growth.

Software Solutions revenue was $15.8 million for the quarter, down 4%, and $51.2 million year to date, up 4%. The enhanced offering of software products for Blood Center and Hospital customers continues to drive revenue growth in North America, but was offset by a decline in Europe where the business has not yet achieved the size and scale needed for quarter-to-quarter revenue stability.

Equipment and other revenue was $19.0 million in the quarter, up 18% following a first half decline of 4%. Equipment and other revenue finished at $45.2 million year to date, up 4%. Equipment revenue is influenced by the timing of tenders and capital budgets. Sales of TEG analyzers and Cell Saver Elite devices in North America were particularly strong in the quarter.

Haemonetics reported third quarter fiscal 2012 revenue growth of 15% in North America, 13% in Japan, 7% in Asia and a decline of 5% in Europe. Year to date, North America revenue was up 11%, Japan revenue was up 9%, Asia revenue was up 9% and Europe revenue was down 3%.

In the quarter, Haemonetics reported adjusted gross margin of 50.2%, down 270 basis points, and adjusted operating margin of 15.5%, down 280 basis points. The Company's adjusted operating expenses were $66.2 million, up 8%. Gross and operating margins continued to be significantly impacted by the recall of OrthoPAT devices and the quality issues associated with our HS Core disposable in Europe. The negative impact on operating results due to our product quality initiatives was approximately 170 basis points of gross margin and $4 million of operating earnings, which equates to $0.11 per share in the quarter; and 170 basis points of gross margin and $11 million of operating earnings, which equates to $0.31 per share year to date.

Balance Sheet and Cash Flow

Cash on hand was $205 million, an increase of $22 million during the quarter. The Company reported continued strong cash flows, though at somewhat reduced levels from the prior year due to the impact of the OrthoPAT recall and other quality-related issues. The cash balance on hand is after completing a $50 million share buy back in the second quarter of fiscal 2012.

Guidance

Fiscal 2012 revenue growth is expected to be approximately 6-7%. For the full year, Plasma is now expected to grow 13-14%, Blood Center 3-4%, Hospital products 0-2% and Software Solutions 5-7%. Full year adjusted gross margin is expected to finish in a range of 51-52%, operating income of between $108 - $110 million, earnings per share of $3.00 - $3.10 and free cash flow in excess of $70 million.

More information on the impact of the cost of quality on our adjusted operating results and our outlook for the full year can be found on our web site at http://www.haemonetics.com.1

CONFERENCE CALL

Haemonetics will host a webcast on Monday, January 30, 2012 at 10:00 am Eastern time to discuss these results. Interested parties can participate at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=4702718.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, product quality, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive.

The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com. GAAP results include the following items which are excluded from adjusted results: $4.3 million of pre-tax restructuring and transformation costs in the third quarter of fiscal 2012; $3.7 million in pre-tax restructuring and transformation costs in the third quarter of fiscal 2011; $13.2 million of pre-tax restructuring and transformation costs and $1.6 million of contingent consideration income in the first nine months of fiscal 2012; and $6.6 million in pre-tax restructuring and integration costs and $1.9 million of contingent consideration in the first nine months of fiscal 2011. The first nine month period of fiscal 2012 pre-tax restructuring and transformation costs excluded from adjusted financial results include $4.1 million of expenses for customer claims arising from the HS Core Bowl quality issue. Fiscal 2012 guidance excludes: $13-14 million of planned costs associated with the restructuring of the infrastructure supporting research, manufacturing and supply chain organizations and the software solutions business; and inventory write-downs and customer claims arising from the HS Core Bowl quality issue.

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Third Quarter of FY12 and FY11

	12/31/2011	1/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$191,160	$176,789	8.1%
Gross profit	95,931	93,490	2.6%

R&D	9,232	7,996	15.5%
S,G&A	61,376	56,935	7.8%
Operating expenses	70,608	64,931	8.7%

Operating income	25,323	28,559	(11.3)%

Other income (expense), net	140	(585)	(123.9)%

Income before taxes	25,463	27,974	(9.0)%

Tax expense	7,211	8,240	(12.5)%

Net income	$18,252	$19,734	(7.5)%

Net income per common share assuming dilution	$0.72	$0.77	(6.5)%

Weighted average number of shares:
Basic	25,077	24,973
Diluted	25,438	25,517

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.2%	52.9%	(2.7)%
R&D	4.8%	4.5%	0.3%
S,G&A	32.1%	32.2%	(0.1)%
Operating income	13.2%	16.2%	(3.0)%
Income before taxes	13.3%	15.8%	(2.5)%
Net income	9.5%	11.2%	(1.7)%

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for Year-to-Date FY12 and FY11

	12/31/2011	1/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$541,174	$506,661	6.8%
Gross profit	274,629	267,708	2.6%

R&D	28,190	23,870	18.1%
S,G&A	180,221	164,079	9.8%
Contingent consideration income	(1,580)	(1,894)	(16.6)%
Operating expenses	206,831	186,055	11.2%

Operating income	67,798	81,653	(17.0)%

Other income (expense), net	370	(144)	(356.9)%

Income before taxes	68,168	81,509	(16.4)%

Tax expense	19,088	22,517	(15.2)%

Net income	$49,080	$58,992	(16.8)%

Net income per common share assuming dilution	$1.90	$2.32	(18.1)%

Weighted average number of shares:
Basic	25,409	24,933
Diluted	25,833	25,477

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.7%	52.8%	(2.1)%
R&D	5.2%	4.7%	0.5%
S,G&A	33.3%	32.4%	0.9%
Operating income	12.5%	16.1%	(3.6)%
Income before taxes	12.6%	16.1%	(3.5)%
Net income	9.1%	11.6%	(2.5)%

Revenue Analysis for the Third Quarter and Year-To-Date FY12 and FY11
(Unaudited data in thousands)

	Three Months Ended
	12/31/2011	1/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$92,123	$79,844	15.4%
International	99,037	96,945	2.2%
Net revenues	$191,160	$176,789	8.1%

Disposable revenues

Plasma disposables	$69,040	$59,814	15.4%

Blood center disposables
Platelet	44,383	41,056	8.1%
Red cell	12,162	11,676	4.2%
	56,545	52,732	7.2%
Hospital disposables
Surgical	17,333	17,116	1.3%
OrthoPAT	7,755	9,248	(16.1)%
Diagnostics	5,681	5,220	8.8%
	30,769	31,584	(2.6)%

Subtotal	156,354	144,130	8.5%

Software solutions	15,849	16,571	(4.4)%
Equipment & other	18,957	16,088	17.8%
Net revenues	$191,160	$176,789	8.1%

	Nine Months Ended
	12/31/2011	1/1/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$264,857	$237,892	11.3%
International	276,317	268,769	2.8%
Net revenues	$541,174	$506,661	6.8%

Disposable revenues

Plasma disposables	$196,206	$172,245	13.9%

Blood center disposables
Platelet	123,888	117,120	5.8%
Red cell	35,676	34,284	4.1%
	159,564	151,404	5.4%
Hospital disposables
Surgical	49,281	49,479	(0.4)%
OrthoPAT	22,804	26,486	(13.9)%
Diagnostics	16,955	14,575	16.3%
	89,040	90,540	(1.7)%

Subtotal	444,810	414,189	7.4%

Software solutions	51,208	49,155	4.2%
Equipment & other	45,156	43,317	4.2%
Net revenues	$541,174	$506,661	6.8%

Consolidated Balance Sheets
(Unaudited data in thousands)

	As of
	12/31/2011	4/2/2011

Assets
Cash and cash equivalents	$205,372	$196,707
Accounts receivable, net	127,443	127,166
Inventories, net	107,913	84,387
Other current assets	26,445	40,571
Total current assets	467,173	448,831
Net PP&E	157,703	155,528
Other assets	222,897	228,905

Total assets	$847,773	$833,264

	As of
	12/31/2011	4/2/2011

Liabilities & Stockholders' Equity
Short term debt & current maturities	$2,545	$913
Other current liabilities	106,823	107,758
Total current liabilities	109,368	108,671
Long-term debt	3,107	3,966
Other long-term liabilities	30,065	34,491
Stockholders' equity	705,233	686,136

Total liabilities & stockholders' equity	$847,773	$833,264

Free Cash Flow Reconciliation
(Unaudited data in thousands)

	Three Months Ended
	12/31/2011	1/1/2011

GAAP cash flow from operations	$28,804	$47,030

Capital expenditures	(13,116)	(10,898)
Proceeds from sale of property, plant and equipment	387	72
Net investment in property, plant and equipment	(12,729)	(10,826)

Free cash flow after restructuring and transformation costs	16,075	36,204

Restructuring and transformation costs	4,663	2,962
	4,663	2,962

Free cash flow before restructuring and transformation costs	$20,738	$39,166

	Nine Months Ended
	12/31/2011	1/1/2011

GAAP cash flow from operations	$81,343	$91,316

Capital expenditures	(36,959)	(34,986)
Proceeds from sale of property, plant and equipment	517	334
Net investment in property, plant and equipment	(36,442)	(34,652)

Free cash flow after restructuring and transformation costs	44,901	56,664

Restructuring and transformation costs	9,248	9,345
Global Med employment contracts	—	2,122
	9,248	11,467

Free cash flow before restructuring and transformation costs	$54,149	$68,131

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and transformation costs from our GAAP expenses. Our restructuring and transformation costs are principally related to HS Core customer related expenses, restructuring of certain departments and the disposal of a product line. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.

Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY12 and FY11

	Three Months Ended
	12/31/2011	1/1/2011
Non-GAAP gross profit
GAAP gross profit	$95,931	$93,490
Restructuring and transformation costs	(38)	—
Non-GAAP gross profit	$95,893	$93,490

Non-GAAP R&D
GAAP R&D	$9,232	$7,996
Restructuring and transformation costs	(546)	—
Non-GAAP R&D	$8,686	$7,996

Non-GAAP S,G&A
GAAP S,G&A	$61,376	$56,935
Restructuring and transformation costs	(3,821)	(3,735)
Non-GAAP S,G&A	$57,555	$53,200

Non-GAAP operating expenses
GAAP operating expenses	$70,608	$64,931
Restructuring and transformation costs	(4,367)	(3,735)
Contingent consideration income	—	—
Non-GAAP operating expenses	$66,241	$61,196

Non-GAAP operating income
GAAP operating income	$25,323	$28,559
Restructuring and transformation costs	4,329	3,735
Contingent consideration income	—	—
Non-GAAP operating income	29,652	$32,294

Non-GAAP income before taxes
GAAP income before taxes	$25,463	$27,974
Restructuring and transformation costs	4,329	3,735
Contingent consideration income	—	—
Non-GAAP income before taxes	$29,792	$31,709

Non-GAAP net income
GAAP net income	$18,252	$19,734
Restructuring and transformation costs	4,329	3,735
Contingent consideration income	—	—
Tax benefit associated with non-GAAP items	(595)	(873)
Non-GAAP net income	$21,986	$22,596

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.72	$0.77
Non-GAAP items after tax per common share assuming dilution	$0.14	0.12
Non-GAAP net income per common share assuming dilution	$0.86	$0.89

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	12/31/2011	1/1/2011
Non-GAAP revenues
GAAP revenue	$191,160	$176,789
Foreign currency effects	(15,498)	(13,369)
Non-GAAP revenue - constant currency	$175,662	$163,420

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs	$21,986	$22,596
Foreign currency effects	(6,878)	(5,541)
Income tax associated with foreign currency effects	1,803	1,590
Non-GAAP net income - constant currency	$16,911	$18,645

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs	$0.86	$0.89
Foreign currency effects after tax per common share assuming dilution	$(0.20)	$(0.16)
Non-GAAP net income per common share assuming dilution - constant currency	$0.66	$0.73

Reconciliation of Non-GAAP Measures for FY12 and FY11

	Nine Months Ended
	12/31/2011	1/1/2011
Non-GAAP gross profit
GAAP gross profit	$274,629	$267,708
Restructuring and transformation costs	1,343	—
Non-GAAP gross profit	$275,972	$267,708

Non-GAAP R&D
GAAP R&D	$28,190	$23,870
Restructuring and transformation costs	(1,902)	—
Non-GAAP R&D	$26,288	$23,870

Non-GAAP S,G&A
GAAP S,G&A	$180,221	$164,079
Restructuring and transformation costs	(9,949)	(6,598)
Non-GAAP S,G&A	$170,272	$157,481

Non-GAAP operating expenses
GAAP operating expenses	$206,831	$186,055
Restructuring and transformation costs	(11,851)	(6,598)
Contingent consideration income	1,580	1,894
Non-GAAP operating expenses	$196,560	$181,351

Non-GAAP operating income
GAAP operating income	$67,798	$81,653
Restructuring and transformation costs	13,194	6,598
Contingent consideration income	(1,580)	(1,894)
Non-GAAP operating income	$79,412	$86,357

Non-GAAP income before taxes
GAAP income before taxes	$68,168	$81,509
Restructuring and transformation costs	13,194	6,598
Contingent consideration income	(1,580)	(1,894)
Non-GAAP income before taxes	$79,782	$86,213

Non-GAAP net income
GAAP net income	$49,080	$58,992
Restructuring and transformation costs	13,194	6,598
Contingent consideration income	(1,580)	(1,894)
Tax benefit associated with non-GAAP items	(2,944)	(1,939)
Non-GAAP net income	$57,750	$61,757

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$1.90	$2.32
Non-GAAP items after tax per common share assuming dilution	$0.34	$0.10
Non-GAAP net income per common share assuming dilution	$2.24	$2.42

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Nine Months Ended
	12/31/2011	1/1/2011
Non-GAAP revenues
GAAP revenue	$541,174	$506,661
Foreign currency effects	(40,105)	(29,788)
Non-GAAP revenue - constant currency	$501,069	$476,873

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring, transformation costs and contingent consideration income	$57,750	$61,757
Foreign currency effects	(13,293)	(12,589)
Income tax associated with foreign currency effects	3,628	3,576
Non-GAAP net income - constant currency	$48,085	$52,744

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring, transformation costs and contingent consideration income	$2.24	$2.42
Foreign currency effects after tax per common share assuming dilution	$(0.38)	$(0.35)
Non-GAAP net income per common share assuming dilution - constant currency	$1.86	$2.07